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                                    LOAN AGREEMENT


    This Agreement made this 25th day of November, 1996, by and between FLEET NATIONAL BANK, a national banking association with an address at 777 Main Street, Hartford, CT 06115 (the "Lender") and PHYSICIANS CARE FOR
CONNECTICUT, INC., a Connecticut corporation located at 1520 Highland Avenue, Cheshire, Connecticut 06410 (the "Borrower").

SECTION 1. The Loan Transaction.

1.1        The Line of Credit

           a. Amount. Lender will loan to Borrower and Borrower may borrow, repay and reborrow from Lender up to Six Hundred Fifty Thousand Dollars ($650,000) (the "Loan").

           b. Note. The obligation of Borrower to repay the Loan made pursuant to this Section 1.1 with interest (the "Loan Obligations") will be evidenced by a line of credit note (the "Note") in the form annexed hereto as EXHIBIT 1.1b.

           c. Repayment. The Loan Obligations shall be payable as stated in the Note and if not sooner paid in full will be immediately due and payable on November 22, 1997.

1.2 Obligations. The Loan Obligations, together with all other obligations of Borrower to Lender under this Agreement and any document referred to herein or related to this transaction whether now existing or hereafter arising, including, without limitation, principal, interest, reasonable attorneys' fees and costs of collection, shall be referred to as the "Obligations".

1.3 Guaranty. The payment and performance of the Obligations shall be unconditionally guaranteed by Hartford County Medical Association, Incorporated (the "Guarantor") pursuant to a Guaranty Agreement (the "Guaranty") dated the date of this Agreement.

1.4 Pledge Agreement. The Guaranty shall be fully secured by a pledge of securities pursuant to a Pledge Agreement dated the date of this Agreement (the "Pledge Agreement") executed by the Guarantor. The Lender will release the pledge of the securities pursuant to the Pledge Agreement upon a pledge by the Borrower of similar securities pursuant to a new pledge agreement executed by the Borrower containing the same basic provisions as in the Pledge Agreement and which is otherwise satisfactory to Lender in its reasonable discretion.



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SECTION 2. Representations, Warranties and General Covenants.  On the date hereof and in order to induce Lender to enter into this Agreement, Borrower represents, warrants and covenants the following:

2.1 Organization and Qualification. Borrower is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and is and will continue to be duly qualified and licensed to do business in each state where failure to be so qualified would have a material adverse effect on the Borrower.

2.2 Corporate Records. The Certificate of Incorporation and all amendments thereto of Borrower have been duly filed and are in proper order. All books and records of Borrower, including but not limited to its minute books, bylaws, and books of account, are accurate and up to date and will be so maintained.

2.3 Power and Authority. Borrower has the power to execute, deliver and carry out this Agreement and to incur the Obligations and has taken all necessary action to authorize the execution, delivery and performance by Borrower of this Agreement and the other documents executed in connection with this Agreement and the incurring of the Obligations.


2.4 No Legal Bar. The execution and delivery of this Agreement and compliance by Borrower with the terms and provisions hereof or of any of the other agreements or instruments referred to herein (i) will not, on the date hereof, violate any provision of any existing law or regulation or any writ or decree of any court or governmental instrumentality, or any agreement or instrument to which Borrower is a party or which is binding upon it or its assets, and (ii) will not result in the creation or imposition of any hen, security interest, charge or encumbrance of any nature whatsoever upon or in any of its assets, except as contemplated by this Agreement. No consent of any other party, and no consent, license, approval or authorization of or registration or declaration with any governmental bureau or agency, is required in connection with the execution, delivery, performance, validity and enforceability of this Agreement except for those which have been obtained or completed prior to the closing of the transactions contemplated herein; and this Agreement and the Note are valid, binding and enforceable against Borrower in accordance with their terms.

2.5 Title. Borrower has good and marketable title to all of its property and assets (the "Property").

2.6 No Material Litigation. Borrower represents that no material litigation or administrative proceeding of or before any governmental body is presently pending or, to the knowledge of Borrower, threatened against Borrower or any of its property.

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2.7        No Default.  Borrower is not in default with respect to the payment or performance of any of its obligations or in the performance of any covenants or conditions to be performed by it pursuant to the terms and provisions of any indenture, agreement or instrument to which it is a party or by which it may be bound, including, without limitation, leases of or mortgages on the premises, if any, on which the Property is or may be located, except in any such case where such default would not have a material adverse effect on the financial condition of the Borrower, and Borrower has received no notice of default thereunder.

2.8 Compliance with Laws. Borrower has complied with and will continue to comply, except where non-compliance would not have a material adverse effect on the Borrower, with all applicable statutes and regulations of the United States of America, and all states, counties, municipalities and agencies of any governmental authority thereof, including those with respect to:

           a. Any restrictions, specifications or other requirements pertaining to the services it performs;

           b. The conduct of its business operations;

           c. The use, maintenance and operation of the real and personal properties owned or leased by it in the operation of its business; and

           d. The management storage and disposal of hazardous materials, substances and wastes.

2.9 No Secondary Liabilities. There are no outstanding contracts or agreements of guaranty or suretyship made by Borrower, or to which it is a party, or to which. any of its assets are subject, except as set forth on the financial statements previously provided to Lender.

2.10 Taxes. Borrower has filed or caused to be filed or obtained extensions for the filing of, and will continue to file and cause to be filed, all federal, state and local tax returns required by law to be filed, and has paid and will continue to pay all taxes shown to be due and payable on such returns or on any assessment made against it, except if being contested in good faith, and adequate provision has been made therefor on its books of account. No claims are being asserted with respect to such taxes which are not reflected in the financial statements previously provided to Lender.

2.11 Financial Condition. Borrower has submitted to Lender various financial statements and information, and represents that all of such financial information is true and correct to the best of the knowledge and belief of Borrower; that such financial information fairly presents the financial condition and results of the operations of Borrower as of the date thereof and for the period indicated therein; that such financial statements have been prepared in accordance with generally accepted accounting principles and practices

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           consistently maintained throughout the period involved; that, as of the date of such financial information, there were no material unrealized or anticipated losses from any unfavorable commitments of Borrower; and that there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of Borrower from that set forth in such financial statements.

2.12 Accuracy of Representations. No representation or warranty by Borrower contained in any certificate or other document furnished or to be furnished by Borrower pursuant hereto or in connection with the transactions contemplated hereunder, contains, or at the time of delivery will contain, any untrue statement of material fact or omits or will omit to state a material fact necessary to make it not misleading.

2.13 Trade Names. Borrower operates its business under the name "Physicians Care for Connecticut" and has no other trade names.

2.14 Director and Officer Debt. Borrower does not owe any money to or have any outstanding liabilities to any director, trustee or officer of Borrower other than liabilities to officers for services rendered in the ordinary course of the Borrower's business.

2.15 Pension Plans. To the extent that any present or future pension plan of Borrower is subject to state or federal statutes or regulations, Borrower represents and warrants that it shall at all times be in compliance in all material respects with such statutes and regulations and will furnish Lender with copies of such reports as it may be required to furnish under such statutes or regulations.

2.16 Environmental Contamination. To the best of Borrower's knowledge, there does not now exist on, under or within any property owned or operated by the Borrower any known discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or hazardous or toxic substances or wastes which could have a material adverse effect on the property, financial condition or operations of Borrower.

SECTION 3. Affirmative Covenants. Borrower covenants and agrees that, so long as any of the Obligations shall remain outstanding, Borrower will perform and observe each and all of the covenants and agreements herein set forth.

3.1 Payments Under this Agreement and Other Agreements. Borrower will make punctual payment of all monies and will faithfully and fully keep and perform all of the terms, conditions, covenants and agreements contained on Borrower's part to be paid, kept or performed hereunder, and will be bound in all respects as debtor under this Agreement; and will make punctual payment of all monies and will faithfully and fully keep and perform all of the material terms, conditions, covenants and agreements on its part to be paid, kept or performed under the terms of any lease or mortgage of the premises where the Property is located or is to be located wherein Borrower is lessee or mortgagor, and

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           will promptly notify Lender in the event of any default on the part of Borrower or receipt by Borrower of any notice of alleged default under any such lease or mortgage.

3.2 Information, Access to Books, and Inspection. Borrower will furnish to Lender such information regarding the business affairs and financial condition of Borrower as Lender may reasonably request, and upon at least 24 hours prior notice, give any representative or agent of Lender access during normal business hours to, and permit him or her to examine and copy, and make extracts from, any and all books, records and documents in the possession of Borrower relating to its affairs and to inspect any of the properties of Borrower.

3.3 Payment of Liabilities. Borrower will pay and discharge at or before their due date all taxes, assessments, rents, claims, debts and charges, except where the same may be contested in good faith and Borrower maintains, in accordance with generally accepted accounting principles and practice, appropriate reserves satisfactory to Lender for the accrual of any of the same.

3.4 Payment of Taxes. Borrower will pay promptly when due all taxes and assessments upon the Property or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations. If not paid by Borrower, at Lender's option, in its sole and absolute discretion, Lender may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Property, including but not limited to payments on premises leased by Borrower. Borrower agrees to reimburse Lender on demand for any payment made with interest at the prime rate contained in the Note, or any expense incurred by Lender pursuant to the foregoing authorization. Nothing herein contained shall obligate Lender to make such payment nor shall the making of one or more such payments constitute: (i) an agreement on Lender's part to take any farther or similar action; or (ii) a waiver of any default by Borrower under the terms thereof or of this Agreement. Borrower may in good faith contest any of such taxes in the manner provided by law as long as Borrower establishes a reserve on its financial statements, as Lender may reasonably require, equal to the amount of the contested charges, interest and penalties.

3.5        Corporate Existence, Properties, Insurance. (a)
           Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and comply in all material respects with all laws applicable thereto; at all times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted.

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           (b)  Borrower will have and maintain, or shall cause
           to be in place and maintained, insurance at all times with respect to all Property against risks of fire (including so-called extended coverage), theft and such other risks as is customary for entities engaged in the same business as the Borrower in companies licensed to do business in Connecticut. Borrower will furnish Lender with certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions. Borrower will also at all times maintain necessary workers' compensation insurance and such other insurance as may be required by law or as may be reasonably required in writing by Lender.

3.6 Notices. Borrower will promptly give notice in writing to Lender of the occurrence of any event which constitutes or which with notice or lapse of time, or both, would constitute an Event of Default hereunder. Borrower will give Lender written notice of any court or governmental orders, notices, claims, investigations, litigation and proceedings affecting Borrower in which the amounts involved exceed $ 10,000 in any one instance or $50,000 in the aggregate and are not covered by insurance or malpractice trust funds, and of any dispute which may exist between Borrower and any governmental regulatory body or any other party.

3.7        Financial Statements and Reports.

           a. Borrower will furnish to Lender, within one hundred
              twenty (120) days after the close of each fiscal year of Borrower, a balance sheet of Borrower as at the close of each such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and audited by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender. Each annual statement will be accompanied by: (i) a certificate from the chief financial officer or the ???? executive officer of Borrower certifying to the accuracy of such statement and further certifying that Borrower is not in default under any of the terms, covenants or provisions of this Agreement and that no events have occurred which, after notice by Lender or lapse of time or both, would constitute such a default; or (ii) a statement specifying the nature and period of existence of any such default or event.

           b. Borrower will furnish to Lender, within forty-five
              (45) days after the close of each fiscal quarter of Borrower, a balance sheet of Borrower as at the close of each such fiscal quarter and statements of income and retained earnings and source and application of funds for the year to date, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the

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              preceding year or containing disclosure of the effect on
              financial position or results of operations of any change in the application of accounting principles during the year. Each quarterly statement will be accompanied by: (i) a certificate from the chief financial officer or the chief executive officer of Borrower certifying to the accuracy of such statement and further certifying that Borrower is not in default under any of the terms, covenants or provisions of this Agreement and that no events have occurred which, after notice by Lender or lapse of time or both, would constitute such a default; or (ii) a statement specifying the nature and period of existence of any such default or event.

           c. Borrower shall furnish to Lender at least 30 days prior to the end of each fiscal year an annual budget for the upcoming fiscal year of the Borrower in form satisfactory to Lender.

           d. Borrower will cause to be furnished to Lender, within one hundred twenty (120) days . after the close of each fiscal year of Guarantor, the financial statements required to be delivered pursuant to the Guaranty.

           e. Borrower shall promptly furnish to Lender such other information as Lender shall reasonably request.

3.8 Minimum Collateral Pledged. The Collateral Value (as defined in the Pledge Agreement) shall at all times equal or exceed the maximum permitted principal amount under the Note (including both outstanding and available amounts).

3.9 Direct Debit of Principal and Interest. Borrower agrees that Lender may directly debit Borrower's accounts held by Lender for any principal or interest payment on any Obligation when such Obligation becomes due and payable.

3.10 Good Standing Certificate of Guarantor. Borrower will furnish to Lender within 60 days of the date of this Agreement a good standing certificate for the Guarantor issued by the Connecticut Secretary of State.

SECTION 4. Negative Covenants. So long as any Obligations remain outstanding and unpaid, Borrower covenants and agrees that it will not, without the express written consent of Lender:

4.1. Limitation on Fundamental Changes. Merge or consolidate with or into any other firm or corporation; dissolve or liquidate; change substantially its fine of business; change its name; or convey, sell, lease or otherwise dispose of all or substantially all of its property, assets or business; provided, however, that Lender will not unreasonably withhold consent to a name change of Borrower.

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4.2.       Limitation on Liens.  Incur or permit to exist any
           hen, mortgage, security interest, pledge, charge or other encumbrance against its Property whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances or hazardous wastes), except: (a) hens, mortgages, security interests, charges or other encumbrances in favor of the Lender or specifically permitted in writing by the Lender; (b) pledges or deposits in connection with or to secure worker's compensation or unemployment insurance; and (c) tax hens which are being contested in good faith with the prior written consent of the Lender and against which, if requested by the Lender, the Borrower shall maintain reserves in amounts and in form (book, cash, bond or otherwise) satisfactory to Lender.

4.3. Limitation on Advances and Investments. Make or suffer to exist any advances or loans in excess of $10,000 to, or any material investments in (by transfers of property, contributions to capital, purchase of stock or securities or evidence of indebtedness, acquisition of assets or business or otherwise but excluding accounts receivable arising in the ordinary course of Borrower's business) any person, firm or corporation, including officers or employees of the Borrower.

4.4. Limitation on Other Borrowing. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations or incorporated in any lease or license agreement.

4.5. Limitation on Contingent Liabilities. Become liable as guarantor, surety, endorser or otherwise for, or agree to purchase, repurchase or assume, any obligation of any person, firm or corporation, except for endorsement of commercial paper for deposit, collection, or discount in the ordinary course of business.

SECTION 5. Events of Default.

5.1 The occurrence of any of the following events with respect to Borrower will constitute an Event of Default by Borrower under this Agreement:

           a. Failure to make any payment of principal or interest on the Obligations within 10 days of the date when due.

           b. Any warranty or representation or other statement made or furnished to Lender by or on behalf of Borrower or Guarantor herein or in any document or instrument furnished in connection herewith proves to have been false or misleading in any material respect when made or furnished.

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           c. Dissolution, termination of existence, insolvency,
              appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors of or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower or Guarantor and if against the Borrower or Guarantor the continuation of such proceeding for more than sixty (60) days, or the making by Borrower or Guarantor of any offer of settlement, extension or composition to its creditors generally.

           d. Breach of or failure in the due observance or performance in any material respect of any covenant condition or agreement (not otherwise specified in this section 5. 1) on the part of Borrower to be observed or performed pursuant to this Agreement or any other agreement or instrument between Lender and Borrower.

           e. The issuance, filing or levy against Borrower of an attachment, injunction, execution, tax lien or judgment for the payment of money in excess of $ 1 0,000 which is not discharged in full or stayed within thirty (30) days after issuance, filing or levy.

           f. Default in the payment of any sum due under any indebtedness for borrowed money .owed by Borrower to any person or entity or any other default under such indebtedness which results in such indebtedness being due prior to its stated maturity.

           g. Any material loss, theft, substantial damage, destruction, sale (other than in the ordinary course of business), exchange, or other disposition not in the ordinary course of business, or any encumbrance on all or substantially all of the Property, the making of any levy, seizure or attachment thereof or thereon, or the placing of any lien or liens thereon by the United States of America or any federal, state or local government agency or authority.

           h. The occurrence of a default beyond any applicable grace period under or demand for the payment of any other note-or obligation of Borrower or Guarantor to Lender.

           i. The occurrence of a default beyond any applicable grace period pursuant to the Guaranty or the Pledge Agreement or any claim by Guarantor that the Guaranty or Pledge Agreement is no longer in full force and effect.

5.2 Upon the happening of any event of default specified above, the entire unpaid balance owed under the Note and this Agreement, or any note or other documents relating to the same, plus any other sums owed hereunder or under any such note, shall, at Lender's option, automatically become and shall thereafter be immediately due and

                                      -9-



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           payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower.

SECTION 6. Miscellaneous.

6.1 Setoff. All sums at any time standing to Borrower's credit on Lender's books and all of Borrower's property at any time in Lender's possession or upon or in which Lender has a hen or security interest shall be security for all Obligations. In addition to and not in limitation of the above, with respect to any deposits or property of Borrower in Lender's possession or control, now or in the future, Lender shall have the right after a default hereunder to setoff all or any portion thereof, at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to Borrower.

6.2 No Waiver. No course of dealing between Borrower and Lender and no failure to exercise or delay in exercising on the part of Lender any right, power or privilege under the terms of this Agreement or under the terms of any other agreements, instruments or other documents between Lender and Borrower shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further privilege. The rights and remedies provided herein or in any other agreement are cumulative and not exclusive or in derogation of any rights or remedies provided herein and therein and by law or otherwise.

6.3 Survival of Agreements. All agreements, representations and warranties made herein, in any agreement and in any statements, notices, invoices, certificates, schedules, documents or other instruments delivered to Lender in connection with this Agreement or any other agreement shall survive the making of the loans and advances hereunder.

6.4 Further Documents. Borrower agrees that, at any time or from time to time upon written request of Lender, Borrower will execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and the documents referred to herein.

6.5 Entire Agreement. This Agreement and the documents of even date executed in connection ,with this transaction constitute the entire agreement of the parties relating to this transaction, and may not be amended orally but only by a writing signed by the parties.

6.6 Successors. All rights of Lender hereunder shall inure to the benefit of its successors and assigns, and all Obligations of Borrower shall bind its successors and assigns.

6.7 Payments. The acceptance of any check, draft, money order or preauthorized electronic transfer tendered in full or partial payment of any Obligation hereunder is conditioned upon and subject to the receipt of final payment in cash.

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6.8        Exhibits.  All exhibits referred to herein and annexed hereto are hereby incorporated into this Agreement and made a part hereof.

6.9 Counsel Fees and Expenses. Borrower agrees to pay all fees and expenses, including reasonable attorneys' fees and recording and filing fees, which Lender may hereafter incur in reasonably protecting, enforcing, increasing or releasing any security held by Lender.

6.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

6.11 Notices. Any written notice required or permitted by this Agreement may be delivered by hand delivery, by overnight courier service or by United States certified or registered mail, postage prepaid, return receipt requested. The date of receipt of any notice shall be deemed to be, and shall be effective from, the time of actual receipt, if hand delivered or sent by over night courier and three days after the same is deposited in the United States mail as provided above if sent by United States mail. Notices should be sent as follows:

           If to the Lender:

           Fleet National Bank
           777 Main Street - CT MO H04A
           Hartford, Connecticut 06115
           Attn:     Celeste Echlin, Vice President

           If to the Borrower:

           Physicians Care for Connecticut, Inc.
           1520 Highland Avenue
           Cheshire, Connecticut 06410
           Attn:  Joseph R. Coffey, Chief Executive Officer

           Any address for notice herein may be changed by a notice in writing to the other party in accordance with the terms hereof.

6.12 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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6.13       Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Connecticut.

6.14       WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND
           HEARING BORROWER ACKNOWLEDGES THAT LENDER MAY HAVE RIGHTS AGAINST BORROWER, NOW OR IN THE FUTURE, IN ITS CAPACITY AS CREDITOR OR IN ANY OTHER CAPACITIES. SUCH RIGHTS MAY INCLUDE THE RIGHT TO DEPRIVE BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWER'S PROPERTY, AND IN THE EVENT LENDER DEEMS IT NECESSARY TO EXERCISE ANY OF SUCH RIGHTS PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST BORROWER, OR OTHERWISE, BORROWER MAY BE ENTITLED TO NOTICE AND/OR BEARING UNDER THE CONSTITUTION OF THE UNITED STATES AND/OR STATE OF CONNECTICUT, CONNECTICUT STATUTES (TO DETERMINE WHETHER OR NOT LENDER HAS PROBABLE CAUSE TO SUSTAIN THE VALIDITY OF LENDER'S CLAM, OR THE RIGHT TO NOTICE AND/OR BEARING UNDER OTHER APPLICABLE STATE OR FEDERAL LAWS PERTAINING TO PREJUDGMENT REMEDIES, PRIOR TO THE EXERCISE BY LENDER OF ANY SUCH RIGHTS. BORROWER EXPRESSLY WAIVES ANY SUCH RIGHT TO PREJUDGMENT REMEDY NOTICE OR BEARING TO WHICH BORROWER MAY BE ENTITLED. TIES SHALL BE A CONTINUING WAIVER AND REMAIN IN FULL FORCE AND EFFECT SO LONG AS BORROWER IS OBLIGATED TO LENDER.

6.15 WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND LENDER KNOWINGLY AND VOLUNTARILY HEREBY WAIVE, AFTER CONSULTATION WITH LEGAL COUNSEL, TRIAL BY JURY AND THE RIGHT TO TRIAL BY JURY, WHETHER UNDER THE CONSTITUTION OF THE UNITED STATES AND/OR THE STATE OF CONNECTICUT, STATUTES OR OTHER APPLICABLE LAW, IN ALL ACTIONS OR PROCEEDINGS BETWEEN THEM IN ANY COURT ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS VALIDITY OR INTERPRETATION.

    In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:                                 PHYSICIANS CARE FOR CONNECTICUT, INC.

_______________________________         By____________________________________
                                            Joseph R. Coffey
                                            Its Chief Executive Officer

                                            FLEET NATIONAL BANK
_______________________________


_______________________________         By____________________________________
                                            Celeste Echlin
                                            Its Vice President

STATE OF CONNECTICUT    )
                        ) ss. Hartford
COUNTY OF HARTFORD      )


    On this the 25th day of november, 1996, before me, the undersigned officer, personally appeared Joseph R. Coffey, who acknowledged himself to be the Chief Executive Officer of PHYSICIANS CARE FOR CONNECTICUT, INC., and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

    In witness whereof, I hereunto set my hand.



                                       _______________________________________
                                       Name:__________________________________
                                            Commissioner of the Superior Court


STATE OF CONNECTICUT    )
                        ) ss. Hartford
COUNTY OF HARTFORD      )

    On this the 25th day of November, 1996, before me, the undersigned officer, personally appeared Celeste Echlin, who acknowledged herself to be a Vice President of FLEET NATIONAL BANK, a corporation, and that she, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as such officer.

    In witness whereof, I hereunto set my hand.


                                       ________________________________________
                                       Name: __________________________________
                                             Commissioner of the Superior Court

                                     Exhibit 1.1b

                                 LINE OF CREDIT NOTE

$650,000.00                                 Hartford, Connecticut
                                            November 25, 1996


FOR VALUE RECEIVED, the undersigned, PHYSICIANS CARE FOR CONNECTICUT, INC., a Connecticut corporation located at 1520 Highland Avenue, Cheshire, Connecticut 06410 (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK, a national banking association, (the "Lender"), at its office at 777 Main Street Hartford, Connecticut 06115 or at such other place as the holder hereof may designate, the principal amount advanced hereunder and remaining unpaid, up to a maximum amount of SIX HUNDRED FlFTY THOUSAND AND NO/100 DOLLARS ($650,000.00) (the "Principal Amount") in lawful money of the United States, together with interest on the Principal Amount, beginning on the date hereof, before and after maturity or judgment, at a per annum rate determined as provided below.

    1. Interest Rate: Each advance under this Note (each a "Loan Advance") shall bear interest at a per annum rate equal to either (a) a floating rate equal to Lender's Prime Rate (as hereinafter defined) or (b) a fixed rate equal to one hundred (100) basis points above the LIBOR Rate (as determined for each Interest Period applicable thereto) for available Interest Periods of thirty (3 0), sixty (60) or ninety (90) days. The Borrower shall elect either option (a) or (b) as provided below.

    2. Requests for Advances: Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telephone, facsimile or in writing, of the desired borrowing. Such notice (the "Notice of Borrowing") shall specify the date of the proposed borrowing, the amount requested, whether the advance shall be a Prime Rate Loan or a LIBOR Rate Loan, and, if a LIBOR Rate Loan, the duration of the initial available Interest Period. Each Notice of Borrowing for advances which are Prime Rate Loans must be received by Lender no later than 1 1:00 a.m., Hartford, Connecticut time on the day such borrowing is requested, and each Notice of Borrowing for advances which are LIBOR Rate Loans must be received by Lender no later than 10:00 a.m., Hartford, Connecticut time at least three
(3) Business Days' prior to the day such borrowing is requested. Any Notice of Borrowing that is not in writing shall be followed by a written confirmation by the Borrower, provided that if such written confirmation differs in any respect from the action taken by Lender, the records of Lender shall control, absent manifest error. Lender shall enter each Loan Advance as a debit on a loan account maintained by Borrower with Lender (the "Loan Account"). Lender may also record in the Loan Account, in accordance with customary banking procedures, all fees, accrued and unpaid interest, late fees, usual and customary bank charges for the maintenance and administration of accounts maintained by Borrower and other fees and charges which are properly chargeable to Borrower in connection with the Loan Advances and all payments, subject to collection, made by Borrower on account of or to Lender. Borrower may repay and reborrow advances that are made under this Note, subject, however, to the prepayment terms contained below. Borrower's right to request advances under this Note shall terminate on the Termination Date.

    3. Election and Continuation of Interest Periods. Any Prime Rate Loan shall continue as a Prime Rate Loan until the Borrower elects to convert it to a LIBOR Rate Loan as provided below. Any LIBOR Rate Loan may be continued as such upon the expiration of the then current Interest Period by the Borrower giving irrevocable written notice to Lender of the duration of the next available Interest Period to be applicable to any such LIBOR Rate Loan not less than three (3) Business Days prior to the last Business Day of the then current Interest Period with respect to such LIBOR Rate Loan, provided that no LIBOR Rate Loan may be continued as such: (i) at a time when any Event of Default (or event or condition which would constitute an Event of Default but for the giving of notice or passage of time or both) has occurred and is continuing and (H) after the date that is thirty (30) days prior to the Termination Date. Unless Borrower elects to convert to a different interest rate as provided below, if a LIBOR Rate Loan is not continued as a LIBOR Rate Loan, all as provided above, then any such loan shall automatically be converted to a Prime Rate Loan on the last day of the then expiring Interest Period.

    4.   Conversion of Loans to a Different Interest Rate.   The Borrower may
elect from time to time to convert (a) a LIBOR Rate Loan to a Prime Rate Loan or (b) a Prime Rate Loan to a LIBOR Rate Loan as provided in this section. Borrower shall exercise such election by giving the Lender not less than three (3) Business Days prior irrevocable written notice of such election; provided that any such conversion of a LIBOR Rate Loan to a Prime Rate Loan shall only be made on the last Business Day of the then current Interest Period with respect thereto. Any such notice of conversion to a LIBOR Rate Loan shall specify the length of the available Interest Period applicable thereto.

    5. Payments of Interest. Interest on this Note shall be calculated on the basis of a 3 60 day year and the actual number of days elapsed. Monthly payments of interest shall be due and payable in arrears on the first day of each month, commencing December 1, 1996, until this Note is paid in full.

    6. Payments of Principal. If not sooner paid, the aggregate outstanding Principal Amount of this Note, together with all accrued and unpaid interest thereon and any other fees or charges then due, shall be due and payable on the Termination Date.

    7. Definitions. As used in this Note and not defined elsewhere in this Note, the following terms shall have the following meanings:

         a. "Business Day" means any day other than a day on which commercial banks in Hartford, Connecticut are required or permitted by law to close.

         b. "Interest Period" means with respect to advances bearing interest at the LIBOR Rate, an available period of thirty (30), sixty (60) or ninety
(90) days, provided that:

              (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the immediately preceding Business Day;

              (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

              (3) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

         c. "LIBOR Rate" means, with respect to any LIBOR Rate Loan for each applicable Interest Period, the rate per annum determined by the Lender to be equal to the quotient of (a) the London Interbank Offered Rate for such LIBOR Rate Loan for such Interest Period, divided by (b) one (1) minus -the Reserve Percentage for such Interest Period, expressed as follows:

         LIBOR Rate = London Interbank Offered Rate
                      ------------------------------
                        1 - Reserve Percentage

         d. "LIBOR Rate Loan" means an advance that bears interest at a rate equal to the LIBOR Rate plus one hundred (I 00) basis points.

         e. "London Interbank Offered Rate" means, with respect to any applicable Interest Period for a LIBOR Rate Loan, the rate per annum at which the Eurodollar office of the Lender is offered, in the London interbank Dollar deposits market, at or about I 1:00 a.m. London time, two (2) business days prior to the first day of such Interest Period, Dollar deposits, for a period, and in an amount comparable to such Interest Period and principal amount of the LIBOR Rate Loan which shall be made by the Lender and outstanding during such Interest Period.

         f. "Prime Rate" means the rate of interest announced from time to time by Lender at its office in Hartford, Connecticut as its prime rate. Such Prime Rate may not be the lowest or best rate that is made available by Lender to its commercial borrowers.

         g. "Prime Rate Loan" means an advance that bears interest at a rate equal to Lender's Prime Rate.. The interest rate on each Prime Rate Loan shall change, without notice to Borrower, each time that Lender's Prime Rate changes so that the rate of interest on a Prime Rate Loan is at all times equal to Lender's Prime Rate.

         h. "Reserve Percentage" means the maximum marginal percentage as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for Lender in respect of eurodollar deposits having a maturity equal to the Interest Period as the Borrower may elect pursuant to the terms of this Note. With respect to the LIBOR Rate, any change in the interest rate because of a change in the Reserve Percentage shall become effective, without notice or demand, on the date on which such change in the Reserve Percentage becomes effective.

    "Termination Date" means November 22, 1997.

    8. Illegality. Notwithstanding any other provisions hereof, if any applicable law or governmental regulation, guideline, order or directive, or any change therein or in the interpretation or application thereof by any governmental authority charged with the interpretation or the administration thereof (whether or not having the force of law) shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans as contemplated by this Note:
(i) the obligation of the Lender to continue LIBOR Rate Loans shall forthwith be cancelled, and (ii) such amounts then outstanding shall be automatically converted, without notice, to Prime Rate Loans on the last day of the then current Interest Period or within such earlier time as required by law. If any such conversion of LIBOR Rate Loans is made on a day that is not the last Business Day of the then current Interest Period applicable thereto, Borrower shall pay the Lender such amount or amounts required pursuant to Section 13 below.

    9. Basis for Determining LIBOR Inadequate or Unfair. In the event that the Lender shall have determined (which determination, absent manifest error, shall be conclusive and binding upon Borrower) that (i) by reason of circumstances affecting the Interbank LIBOR market, adequate and reasonable means do not exist for determining the LIBOR Rate, or (H) Dollar deposits in the relevant amount and for the relevant maturity are no longer available to the Lender in the Interbank LIBOR market, or (iii) the 'continuation of LIBOR Rate Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the Interbank LIBOR market, or (iv) the LIBOR Rate will not adequately and fairly reflect the cost to the Lender of maintaining LIBOR Rate Loans, or (v) the LIBOR Rate shall no longer represent the effective cost to the Lender of U.S. Dollar deposits in the relevant market for deposits in which it regularly participates, the Lender shall give the Borrower notice of such determination as soon as practicable. If such notice is given all LIBOR Rate Loans shall be automatically converted, without notice, to Prime Rate Loans effective on the last Business Day of the then current Interest Period applicable thereto. Until such notice has been withdrawn, the LIBOR Rate shall not be continued.

   10. Costs and Expenses. The Borrower shall pay a taxes levied or assessed on this Note or the debt evidenced hereby against the Lender, together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect and/or enforce this Note or to enforce the Loan Agreement between Borrower and Lender dated the same date as this Note (the "Loan Agreement") or any other agreement relating to this Note or the Loan Agreement or any other agreement or in any litigation or controversy arising from or connected with the Loan Agreement or any other agreement, or this Note.

   11. Increased Costs. In the event that applicable law, treaty or regulation or directive from any government governmental agency or regulatory authority, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or government, governmental agency or regulatory authority, shall:

         a. subject the Lender to any tax of any kind whatsoever (except taxes on the overall net income of the Lender) with respect to the Loan Agreement, this Note or any of the loans made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for changes in the rate of tax on the overall net income of the Lender);

         b. impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, deposits or other liabilities in or for the account ot advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

         c. in the opinion of the Lender, cause this Note, any loan made under this Note or under the Loan Agreement to be included in any calculations used in the computation of regulatory capital standards; or

         d.   impose on the Bank any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount that the Lender deems to be material, of making, converting into, continuing and/or maintaining the loans made pursuant to this Note (the "Loans") or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of such Loans, then, in any case, the Borrower shall promptly pay the Lender, upon its demand, such additional amounts necessary to compensate the Lender for such additional costs or such reduction in payment, as the case may be (collectively the "Additional Costs"). The Lender shall certify the amount of such Additional Costs to the Borrower, and such certification, absent manifest error, shall be deemed conclusive.

   12. Capital Adequacy Protection. If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or, directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as the Lender believes in good faith that such has the force of law or that the failure to so comply would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Lenders capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount deemed by the Lender in its judgment to be material, then, promptly upon demand, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such additional amounts as shall be sufficient to compensate the Lender for such reduced return, together with interest on each such amount from the date of such specification by the Lender until payment in full thereof at the highest rate of interest (other than the default rate of interest) due on the Loans. A certificate of the Lender setting forth the amount to be paid to the Lender shall, in the absence of manifest error, be deemed conclusive. In determining such amount, the Lender shall use any reasonable averaging and attribution methods. The Borrower may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, the Borrower borrows such amounts as will cause the Lender to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or the Borrower agrees to a reduction in the Loans to achieve the same result.

   13. Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss (including any of the additional costs referred to above and any lost profits) or expense that it may sustain or incur as a consequence of (i) a default by the Borrower in the payment of the principal of or interest due on this Note, or (ii) the making of a prepayment of the Principal Amount bearing interest at the LIBOR Rate on a day which is not the last day of the then cur-rent Interest Period applicable thereto, including, but not limited to, in each case any such loss or expense arising from the reemployment of funds obtained by it or from fees, interest or other amounts payable to terminate the deposits from which such funds were obtained. The Lender shall prepare a certificate as to any additional amounts payable to it pursuant to this Section 13, which certificate shall be submitted by the Lender to the Borrower and shall, absent manifest error, be deemed conclusive.

   14. Lawful Interest. Notwithstanding any provisions of this Note, it is the understanding and agreement of the Borrower and Lender that the maximum rate of interest to be paid by the Borrower to the Lender shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as the Lender to a commercial borrower such as the Borrower under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

   15. Late Charge. Without limiting the Lender's rights and remedies with respect to the Event of Default that will have occurred, the Borrower hereby agrees to pay a "late charge" equal to five percent (5%) of any installment of interest or other amount due to the Lender which is not paid within ten
(10) days of the due date thereof to defray the extra expense involved in handling such delinquent payment.

   16.   Prepayments.

         a. The Borrower may, at its option and upon two (2) Business Days' prior written notice (which notice shall be irrevocable), prepay the Principal Amount of a LIBOR Rate Loan or a Prime Rate Loan on the following conditions: (a) the Borrower shall pay all accrued interest on the Principal Amount being paid to the date of the prepayment and, in the case of prepayments in fun, all fees, charges, costs, expenses and other amounts then due hereunder; and (b) such Principal Amount of a LIBOR Rate Loan shall only be prepaid on the last Business Day of the then current Interest Period with respect thereto. In its notice, the Borrower shall specify the date and amount of the prepayment. In the event that any prepayment of the Principal Amount of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Lender therefore as provided in this Note.

         b. In the event that Borrower makes a prepayment and does not specify in its notice of prepayment whether the prepayment is to be applied to a LIBOR Rate Loan or a Prime Rate Loan, then Lender shall apply such prepayment in such order as Lender in its sole discretion shall determine.

   17. Events of Default. The Borrower agrees that the occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Reference is hereby made to the Loan Agreement for the other terms and conditions relating to the loan evidenced by this Note which are incorporated in this Note by reference. Upon the occurrence of any Event of Default, the availability of advances hereunder shall, at the option of the Lender, be automatically terminated and the Lender, at its option, may declare all advances outstanding hereunder, together with accrued interest thereon and all applicable late charges, other amounts due under this Note and all other liabilities and obligations of the Borrower to the Lender to be immediately due and payable, whereupon the same shall become immediately due and payable; all of the foregoing without demand, presentment protest or notice or any kind, all of which are hereby expressly waived by the Borrower.
 Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Upon the occurrence of any Event of Default, without in any way affecting the Lender's other rights and remedies, or after maturity or judgment, the interest rate applicable to the outstanding principal balance of this Note shall automatically change without notice to a floating per annum rate equal to five percentage points (5.0%) above the otherwise applicable rate.

   18. Lien and Right of Setoff. The Borrower hereby gives the Lender a lien and right of setoff for all liabilities arising hereunder upon and against all the deposits, credits and property of Borrower now or hereafter in the possession, custody, safekeeping or control of the Lender or in transit to it. Lender may, upon the occurrence of an Event of Default@ without notice and without first resorting to any collateral which may now or hereafter secure this Note, apply or set off the same, or any part thereof, to any liability of the Borrower, even though unmatured.

   19. No Waiver. Failure by the Lender to insist upon the strict performance by Borrower of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Lender shall retain the right thereafter to insist upon strict performance by the Borrower of any and all terms and provisions of this Note or any agreement securing the repayment of this Note.

   20. Governing Law. This Note shall be governed by the laws of the State of Connecticut.

   21. Prejudgment Remedy and Other Waivers. THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND BEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF ??????????. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

   22. Jury Waiver. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

    IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed this 25th day of November, 1996.



                                         PHYSICIANS CARE FOR CONNECTICUT, INC.


                                         By  /s/ Joseph R. Coffey
                                         --------------------------------------

                                             Joseph R. Coffey
                                             Title:  Chief Executive Officer

                                      -23-